Exhibit 99.2

June 2021

Confidentiality and Disclosures This presentation (the “Presentation”) has been prepared by SIGNA Sports United GmbH (the “Company”) in connection with a possible business combination (a “Transaction”) involving the Company and a special purpose acquisition company (the “SPAC”). This presentation is being provided to you pursuant to the terms of your confidentiality agreement with the Company and solely in your capacity as a potential investor in connection with a Transaction. The Presentation may not be reproduced or redistributed, in whole or in part, without the prior written consent of the Company. The information in the Presentation and any oral statements made in connection with the Presentation do not constitute or form part of any advertisement or marketing material, any offer to sell or issue or invitation to purchase or subscribe for, or any solicitation of any offer to purchase or subscribe for, any securities, nor shall it or any part of it nor the fact of its distribution form the basis of, or be relied on in connection with, any contract or investment decision. Nor shall the information in the Presentation or any oral statements made in connection with the Presentation constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with a Transaction, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. The Presentation is only directed at and being communicated to the limited number of invitees who: (A) if in the European Economic Area, are persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (EU) 2017/1129) (“Qualified Investors”); and (B) if in the United Kingdom are persons (i) having professional experience in matters relating to investments so as to qualify them as “investment professionals” under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); and (ii) falling within Article 49(2)(a) to (d) of the Order; and/or (C) are other persons to whom it may otherwise lawfully be communicated (all such persons referred to in (A), (B) and (C) together being “Relevant Persons”). The Presentation must not be provided to persons who are not Relevant Persons. Any investment activity to which the Presentation relates will only be available to Relevant Persons. Nothing in the Presentation constitutes investment, tax or legal advice or a recommendation regarding any securities. If you have received the Presentation and you are not a Relevant Person you must return it immediately to the Company. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own decisions and perform your own independent investment and analysis of an investment in the Company, the SPAC, and the Transaction contemplated in the Presentation. Use of Data To the extent available, the industry, market and competitive position data in the Presentation has come from official or third-party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. Further, no representation is made as to the reasonableness of the assumptions made by the third-party sources. While the Company reasonably believes that each of these publications, studies and surveys has been prepared by a reputable source, the Company has not independently verified the data contained therein. In addition, certain of the industry, market and competitive position data contained in the Presentation has come from the Company’s own internal research and estimates based on the knowledge and experience of the Company’s management in the markets in which the Company operates. Such research and estimates, and their underlying methodology and assumptions, have not been verified by any independent source for accuracy or completeness and are subject to change. The Presentation is provided as of its date, is for informational purposes only, is subject to material change and is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in connection with a Transaction, and the Company does not intend, and does not assume any obligation or duty, to update the Presentation at a later date. None of the Company, its affiliates, or their respective directors, officers, employees, advisers or agents accepts any responsibility or liability whatsoever for/or makes any representation or warranty, express or implied, as to the truth, fullness, accuracy or completeness of the Presentation (or whether any information contains errors or has been omitted or misstated, whether as a result of negligence or otherwise) or any other information relating to the Company or its affiliates, whether written, oral or in a visual or electronic form, and howsoever transmitted or made available or for any loss howsoever arising from any use of the Presentation or its contents or otherwise arising in connection therewith. Preliminary Financial Information This Presentation contains preliminary financial information for the Company and Wigglers which may be subject to change pending finalization of their financial statements to be included in the registration statement on Form F-4 relating to the business combination between the Company and the SPAC. In addition, the financial information for Midwest Sports and Tennis Express that has been included in the Presentation has not been prepared in accordance with IFRS nor has it been audited. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Use of Projections This presentation contains financial projections and certain “forward-looking statements” regarding our business strategies, market potential, future financial performance and other matters. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements and any such projections, growth targets, statements and information reflect various estimates and assumptions concerning anticipated results. Forward-looking statements include statements regarding our future financial position and performance, business strategy, budgets, projected costs, plans, synergies and objectives of management for future operations. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “pro forma,” “estimated,” “forecasted,” “projection” and similar expressions used in connection with any discussion of future operating or financial performance identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the registration statement on Form F-4 relating to the business combination between the Company and the SPAC, which is expected to be filed by the SPAC with the Securities and Exchange Commission (the “SEC”) and other documents filed by the SPAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to materially from those contained in the forward-looking statements. No representations or warranties are made by the Company or any of its affiliates or representatives as to the accuracy of any such projections, statements and information. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond the Company’s control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. These forward-looking statements are based on management’s current expectations and beliefs about future events based on information available to them as of the date hereof. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of any such changes, new information, subsequent events or otherwise. Certain other amounts that appear in this presentation may not sum due to rounding. SIGNA SPORTS UNITED

Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by, among other things: • Our inability to effectively integrate our largest acquisition to date, Wiggle Group, to realize expected synergies and to develop our business in the United Kingdom and in the United States, which are new markets for us • Our success (or lack thereof) in integrating businesses which we will acquire in the future into our existing business in the manner, or within the time frame, as currently anticipated or only at higher costs; • Negative developments in global and local economic conditions in our markets, including the COVID 19 pandemic if it continues, and such developments’ impact on consumer spending in the sports segment; • The competitive nature of the online sports industry in our markets, as our ability to compete depends on a large variety of factors both within and beyond our control; • Our inability to maintain or grow our revenue or our business and manage our growth effectively; • Redemptions may impact the pro forma cash balance at closing; potentially in excess of the minimum cash condition • The ineffectiveness of our investments to increase brand awareness, to generate website and mobile traffic and to build or retain a loyal customer base; • Our inability to maintain or enhance our private label brands that our business is complemented by; • Any failure on our part to anticipate and respond in a timely manner to the latest trends with respect to sports, communication with our customers through social media and consumer preferences that results in a loss of customers and business; • The deterioration in our business relationships with third-party suppliers that we rely on for the products they sell; • The success (or lack thereof) of any strategic relationships we have pursued or will pursue in the future; • Dissatisfaction with our customer service, which could negatively affect our customer retention and the further implementation of our growth strategy; • Our inability to attract, train, motivate and retain suitably qualified personnel and to maintain good relationships with our workforce; • Changes to the variety of regulations that we are subject to in the future, including but not limited to consumer protection laws, regulations governing e-commerce and competition laws, that might impose additional requirements and other obligations on our business; • Our inability to operate, maintain, integrate and scale our network and mobile infrastructure; • Customs and international trade laws that we are subject to that could require us to modify our current business practices and incur increased costs or could result in a delay in getting products through customs and port operations, which may limit our growth and cause us to suffer reputational damage; • Our management team’s limited experience managing a public company; • Security breaches, including cyber-attacks, and unauthorized use of one or more of our websites, databases, online security systems or computerized logistics management systems that we are exposed to; • Product recalls, product liability claims and breaches of corporate social responsibility that could harm our reputation and business; • Future litigation against us, which may arise in the ordinary course of our business, that could be costly and time consuming to defend; • Uncertainties about the Transaction during the pre-closing period, which may cause a loss of key management personnel and other key employees; and • Uncertainties about the Transaction during the pre-closing period may cause third parties to delay or defer decisions concerning the Company or seek to change existing arrangements. Additional risk factors relating to the Transaction have also been uploaded to the virtual data room, and all potential investors are encouraged to closely review and consider such risk factors. Other unknown or unpredictable factors or factors currently considered immaterial also could have an adverse effect on our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Non IFRS Financial Measures The document includes certain non-IFRS financial measures (including on a forward-looking basis). These non-IFRS measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with IFRS and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with IFRS. YAC and SSU believes that these non-IFRS measures of financial results (including on a forward forward-looking basis) provide useful supplemental information to investors about SSU. SSU’s management uses forward-looking non-IFRS measures to evaluate SSU’s projected financials and operating performance. However, there are a number of limitations related to the use of these non-IFRS measures and their nearest IFRS equivalents, including that they exclude significant expenses that are required by IFRS to be recorded in the SSU’s financial measures. In addition, other companies may calculate non-IFRS measures differently, or may use other measures to calculate their financial performance, and therefore, SSU’s non-IFRS measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non non-IFRS financial measures are provided, they are presented on a non-IFRS basis without reconciliations of such forward forward-looking non-IFRS measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Trademarks The Company owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of is business. This presentation may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in the Presentation is not intended to, and does not imply, a relationship with the Company, or an endorsement or sponsorship by or of the Company. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. By accepting this document and/or attending any presentation relating thereto, you will be deemed to have represented, warranted and undertaken that: (I) you are a Relevant Person (as defined above); and (ii) you have read and agree to fully comply with and accept the contents of this disclaimer notice. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE.    Additional Information; Participants in the Solicitation If the contemplated business combination is pursued, SPAC will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the SEC. Stockholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SPAC, the Company and the contemplated business combination, Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about the SPAC, the Company and the contemplated business combination, without charge, at the SEC’s website located at www.SEC.gov. The SPAC and the Company and their respective directors, executive officers and other members of management, and employees may be deemed to be participants in the solicitation of proxies from the SPAC’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. This Presentation does not contain all the information that should be considered in the contemplated business combination. It is not intended to form any basis of any investment decision or any decision in respect to the contemplated business combination. The definitive proxy statement will be mailed to shareholder as of a record date to be established for voting on the contemplated business combination when it becomes available. SIGNA SPORTS UNITED

TRANSACTION HIGHLIGHTS

SUMMARY OF SSU AND YUCAIPA PROPOSED BUSINESS COMBINATION

SIGNA SPORTS UNITED

TRANSACTION STRUCTURE

- On June 10, 2020, SIGNA Sports United (SSU), Yucaipa Acquisition Corporation and WiggleCRC (WCRC) entered into a business combination agreement
- The transaction is expected to close in H2 2021
- Post-closing company will be listed on the NYSE

VALUATION

- The combination of SSU and Wiggle represents an enterprise value of $3.2BN[1]
- This represents an entry multiple of 1.6x FY 2022E[1] revenue

CAPITAL STRUCTURE

- Existing SSU shareholders to rollover 100% of their shares
- ~$300M PIPE, of which $50M committed by Yucaipa sponsor Ron Burkle
- After giving effect to the transaction, the company will receive ~$250M cash to balance sheet and have ~$350M of liquidity to fund growth

Source: Company information.
Note: Cash to balance sheet dependent on the USD / GBP spot exchange rate 5 business days before transaction closing. (1) Pro forma for WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. In reference to page 35.

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SIGNA SPORTS UNITED

Stephan Zell Philipp Roster Alex Johnstone Ira Torcher CEO CSO CFO COO & CFO of Yucaipa Acquisition Corporation 10+ years of TMT Senior Partner at The Yucaipa 20+ years digital / retail 15+ years digital / retail Investment Banking Companies experience experience experience 5 SIGNA SPORTS UNITED

Ron Burkeïƒ¼ Widely followed Chairman with long track record of Chairman & CEO creating value in private and public companies • Founded The Yucaipa Companies (“Yucaipa”) in 1986 • Widely recognized as one of the pre-eminent investors Personal    ïƒ¼ intent to commitment from Ron Burkle as a PIPE in the retail, distribution, hospitality and entertainment industries Participant, in addition to the role of Yucaipa Acq. Corp Ira Torcher ïƒ¼ Yucaipa invested in adjacent industries: sports teams and COO & CFO technology leaders • Senior partner at Yucaipa, chair of its investment committee and has been involved in nearly all of its investments for the past 30 yearsïƒ¼ Yucaipa has completed transactions valued in excess of $40 BN (1) since 1986 Source: Company information, Yucaipa Acquisition Corp. S-1 Filing. Notes: (1) As of August 2020. 6

Leading pure-play sports e-commerce & technology platform Playing in the fastest growing sports categories in $1.1TN market Very strong vertical specific expertise and assortment Scalable technology platform with compounding data advantage Strong growth, proven unit economics and expanding margins Multiple vectors to accelerate growth and value creation Dynamic management team with committed long-term shareholders Source: Company information, third-party research.

8 SIGNA SPORTS UNITED

ProbikeShop

Global Sports Market Sports E-Commerce Net Revenues Revenue Adj. EBITDA 2020 CAGR 20-25E FY 2021E (1)(2)(3) CAGR 21E-25E (1)(3) (1)(3) FY 2021E Net revenue (FY 2021E) by market and category (%) (3) RoW US ClimatePartner.com/14421-2006-1001 5% 9% UK 19% 67% Europe Team Sports Tennis 7% 17% Outdoor 13% 63% Bike Source: Company information, third-party research. Note: SSU financial year end as of 30-Sep. Assumed EUR / USD of 1.2000. (1) Pro forma for WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. (2) Net revenues excluding VAT and returns. (3) Forward looking figure, subject to assumptions. (4) People in North America, Europe, Asia doing sports at least once per month. 10

1.    SPORTS MARKET 2. HOW WE WIN 3. 11

Size Market $1.1TN (2) Global Sports Market 2020E $670BN Offline & Online Global Sports Retail Market 2025E $130BN Global Sports E-Commerce Industry 2025E $72BN Global Sports E-Commerce Industry 2020E 24% 31% Online Today 2025E Penetration Source: Company Information, Management estimates, third-party research, Mintel Sporting Goods Retail US 2019, Euro monitor, The Wellness Institute, The Physical Activity Economy 2019, AT Kearney Sports Market Study 2011, BCG Analysis, February 2021. Note: Assumed EUR / USD of 1.2000. (1) Includes North America, Asia-Pacific, Western Europe and Eastern Europe. (2) This reference is not to the SSU addressable market, but the entire Global Sports Market. 12

• SSU largest full bike e-trailer globally shipping c.300k+ p.a. units LTM (1) • SSU e-Bike division has >100% CAGR since 2015 ~130 • 30% of SSU e-Bike sales from exclusive SSU Own Brands ~20 Electric Cars Electric Bicycles Source: Deloitte Discover the Future Report 2020, Deloitte Electric Vehicles Setting a course for 2030. Note: (1) During the period of January 2020 to December 2020. 13

Team sports Biking Outdoor Racket Sports Fitness Golf Running Source: Management estimates, third-party research. Note: (1) Online and offline sports retail market. Select categories shown. 14

$880 #2 #3 #4 $230 1 #2 #3 #4 $220 #1 #3 #4 $110 #1 #2 #4 Source: Company information, Management estimates, third-party research. Note: SSU financial year end as of 30-Sep. Assumed EUR / USD of 1.2000. Includes WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. Financials rounded to the nearest $10m. 15

Leverage scale and superior capabilities Accelerate buy & build strategy to Grow high-margin platform and and differentiation to drive above consolidate highly fragmented market community’s businesses, further market organic growth in existing and and to enter new geographies and developing SSU’s sports specific adjacent markets adjacent categories consumer data sets Net Revenue share (%) (1) Source: Company information. (1) Forward looking figures, subject to assumptions. See also Disclaimer – Preliminary Financial Information. 16

1.    SPORTS MARKET 2. HOW WE WIN 3.FINANCIALS 4.TRANSACTION

• Highly differentiated own e-commerce businesses • Full-Service e-Commerce solutions and Connected Retail • Connected digital sports apps, wearables and trackers Content Production • Proprietary and scalable Inventory Management tech stack leveraging broad sports Customer    Payment Retail Service data set & OMS Connected Media Global Retail Data Fulfillment Marketing Sports Science & CRM Data Dynamic Shop Pricing Frontend Source: Company information. 18

Source: Company information. Note: (1) Price of average SSU bikes versus average price of competitor bikes. 19 SIGNA SPORTS UNITED STRICTLY PRIVATE & CONFIDENTIAL

Source: Company information. 20

Step 1: Complete the racket finder questionnaire long medium Short Step 2: Receive tailored recommendations Step 3: Full racket details and customizations Source: Company information. 21

SSU post-merger integration playbook (1) Migration onto SSU Platform Joint Sourcing and inventory management (1) Joint Sales & Marketing and Pricing Streamlined operations and fulfillment Combined overhead and service functions Source: Company information. Note: (1) WCRC subject to close concurrently with the SPAC transaction. Tennis Express is expected to close in Q4 2021. Midwest Sports closed on 30-Apr-21. The synergies from these acquisitions are expected to be generated following closing. 22

SSU investment criteria following clear industry logic 2020A Net Revenue split (%) (2) 4% Combination of leading global players (1) 15% 7% Leading positions in key markets, especially U.S. Unique assets & capabilities, e.g. own brands 96% 58% Proven stand-alone profitable growth track 20% High synergy potential from SSU platform Entrepreneurial teams and attractive deal structure Europe UK US Rest of World Source: Company information. Note: (1) Subject to close concurrently with the SPAC transaction. Based on net revenue. (2) All financials as of September YE. 23

$13.7 $9.5 $8.8 $3.9 $1.6 >$500M $200-500M $100-200M <$100M 2021E 2025E #2 #3 #4 #5 #6 #7 #8 #9 #10 #11 #12 #13 #14 #15 #16 #18 Global Top-3 Sports Retailers Source: Company information. Note: SSU financial year end as of 30-Sep. Pro forma for WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. (1) Such processes and the related transactions are in preliminary stages, subject to due diligence and negotiation and entry into definitive agreements; accordingly, there can be no assurances any such transaction will be consummated or, if so, as to any of the terms thereof. 24

Retail media & data services C&C and endless-aisle 1-click commerce integration Online shop SaaS & fulfillment Marketplace (Offline->Online) (1) Sports activity engagement Service Range Entry Level Advanced Vertical generalist generalist specialist Source: Company information. Note: (1) Connected Retail Marketplace functionality not implemented, yet, but currently in early concept phase; accordingly, there can be no assurance any such functionality will be implemented. 25

Source: Company information. Note: (1) Fast-Moving Consumer Goods. 26

1.    SPORTS MARKET 2. HOW WE WIN 3.FINANCIAL 4.TRANSACTION

12.0% 16.0% 20.6% 29.6% (m, YoY Growth in %) 178.7 207.4 250.2 126.3    FY2018A FY2019A FY2020A H1 FY2021A (YoY growth in %) +28% 7.0 0.3 12.9 21.3 2.05% 2.05% 2.18% 2.29% (in %, YoY Change in bps) FY2018A FY2019A FY2020A H1 FY2021A - 1.0% 3.2% 8.3% $116.4 $117.5 $121.3 $122.9    ($, YoY Growth in %) FY 2019A FY 2020A FY2018A FY2019A FY2020A H1 FY2021A Cohort 2020 34.2 42.0 (356.6) (64.0) Cohort 2018 (%, YoY Change in bps) 18.67% 19.09% 15.52% 16.66% FY2018A FY2019A FY2020A H1 FY2021A 17.4% 14.4% 27.1% 37.5% CLV/CAC =1.0X 3.0 3.9 4.5    2.7    (m, YoY Growth in %) FY2018A FY2019A FY2020A H1 FY2021A First Order 12M 24M 36M Source: Company information. Note: SSU Financial year end as of 30-Sep. All KPIs exclude anticipated WCRC, Midwest Sports and Tennis Express acquisitions. (1) Net of returns. (2) Illustrative numbers in 2020 cohort evolution. CLV based on Gross Profit less fulfilment costs; CAC based on marketing costs in relation to acquiring the cohort of clients. 28

(%) – Actuals LTM December 96% 90% 90% 83% 58% 48% 53% 53% 2017 2018 2019 2020 2017 2018 2019 2020 Cohorts prior 2016 Cohort 2016 Cohort 2017 Revenue retention all cohorts Cohort 2018 Cohort 2019 Cohort 2020 Revenue retention cohorts older than 1+ years Source: Company information. Note: All KPIs exclude anticipated WCRC, Midwest Sports and Tennis Express acquisitions. 2020 refers here to calendar year, i.e. net revenues from January 2020 to December 2020. (1) Revenue Retention = (Y[t] revenues all cohorts –Y[t] revenues new cohorts) / (Y[t-1] revenues all cohorts). 29

$1,621 ($m) $1,039 $849 $644    FY 2019A FY 2020A FY 2021E FY 2021E $596 ($m) $388 $310 $222    FY 2019A FY 2020A FY 2021E FY 2021E Margin 34.5% 36.5% 37.3% 36.8% + 240 bps + 140 bps ($m, YoY margin growth in bps) $70    $37 $19    FY 2019A FY 2020A FY 2021E FY 2021E Margin (0.2%) 2.2% 3.6% 4.3% Source: Company information. Note: YoY margin growth in bps rounded to the nearest 10 bps. Assumed EUR / USD of 1.2000. (1) Pro-forma including full year WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. 30

$3,926    $621    $3,090    $350    $2,455 $183 $1,955 $55 $1,621    $19 $3,305 $2,740 $2,272 $1,900 $1,602    FY 2021E FY 2022E FY 2023E FY 2024E FY 2025E E-Commerce (2) Platform (3) Source: Company information. Note: SSU financial year end as of 30-Sep. Assumed EUR / USD of 1.2000. Pro-forma including full year WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. (1) Net Revenue is net of VAT and Returns. (2) Own e-commerce business. (3) Platform includes Enterprises and Communities businesses. 31

FY 2020A (1) FY 2021E (2) Long Term E-Commerce ïƒ¼Dynamic pricing Gross Margin 36.2% 36.5% 37—39%ïƒ¼Improving wholesale economics ïƒ¼Private label share Personnel (10.2%) (9.7%) (8)—(10)% ïƒ¼Increased automation Logistics (10.0%) (10.0%) (9)% ïƒ¼Growing cohorts of repeat customers Marketing (7.0%) (6.6%) (5)—(6)% ïƒ¼Scale benefits IT / Other (7.4%) (6.1%) (4)—(6)% E-Commerce Adj. EBITDA (3) — 4.1% 8—10%ïƒ¼Close to target in core markets today Platform Adj. EBITDA (4) — 22.0% 30+%ïƒ¼SaaS / 3P Models Group Adj. EBITDA 2.2% 4.3% 12—15%ïƒ¼Dependent on business mix and M&A Capital Intensity (5) 3.8% 4.7% <3%ïƒ¼Scale fulfilment capacity Source: Company information. Note: SSU financial year end as of 30-Sep (1) Standalone. (2) Pro-forma including full year WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. (3) Own e-commerce business. (4) Platform includes Enterprises and Communities businesses. (5) Capital Intensity is Capex as a % of Net Revenue. 32 SIGNA SPORTS UNITED

FY 2020A H1 2021A FY 2020A H1 2021A Revenue Growth (y-o-y, %) ïƒ¼Less penetrated markets Gross Profit ïƒ¼Investing to win share Margin (%) ïƒ¼Margin development with scale in market EBITDA Margin (%) Source: Management accounts, SSU Standalone Bike & Outdoor Segment. 33

1.    SPORTS MARKET 2. HOW WE WIN 34

¼ Values the combined SSU and Wiggle at ~$3.2BN ïƒ¼ Existing SSU shareholders to rollover 100% of their shares WCRC Shareholders, 4.2% SPAC Sponsor, 3.0% ïƒ¼ ~$300M PIPE, of which $50M committed by Yucaipa sponsor Ron Burke PIPE, 9.0% SPAC, 10.3% Sources $M    €M    %    Pro Forma Equity $2,716 €2,254 80.8% (1) SSU, 73.6% Cash in Trust 345 286 10.3 PIPE 302 251 9.0 Total Sources $3,363 €2,791 100.0% Uses $M    €M    %    Rollover Existing SSU Shareholders $2,475 €2,054 73.6% $M    €M    Cash to WCRC Shareholders 341 283 10.1 Illustrative Share Price $10.00 €8.30 Equity to WCRC Shareholders 142 118 4.2 Shares Outstanding (2) 336 336 SPAC Sponsor Promote 99 82 3.0 Equity Value (Post Money) $3,363 €2,791 Fees & Expenses 60 50 1.8 Net Cash Balance (3) (150) (125) Cash to Balance Sheet 246 204 7.3 Minority Interest 16 14 Total Uses $3,363 €2,791 100.0% Total Enterprise Value $3,230 €2,680 Note: Exchange rate of EUR / USD 1.2052 assumed. USD consideration to WCRC shareholder’s dependent on the spot exchange rate 5 business days before transaction closing. (1) Assumes no redemptions. (2) Assumes a nominal share price of $10.00. Ownership excludes the impact of 18.4M warrants, earn out (51M shares vesting to SIGNA International Sports Holding GmbH at six equal step price hurdles from $12.50 to $25.00) or any post-closing Equity Incentive Plan. Ownership includes 1.3M shares of accrued LTI compensation due to management. (3) Based on SSU and WCRC net cash position of $17M as of 31-Dec-2020, deferred cash consideration to WCRC shareholders of $85M, $27M paid in cash for Midwest Sports and Tennis Express and $246M cash (net of estimated fees) to the Company’s balance sheet. Excludes any yet to be determined one-time awards to employees. 35

34% 28% 25% 25% SSU (1) E-Commerce (1P) Marketplaces (3P) SaaS CAGR ‘21E-‘25E Long-term 74% 37 – 39% 55% target 44% 36% SSU E-Commerce (1P) Marketplaces (3P) SaaS 12—15% Long-term 30% target 5% 10% 5% SSU E-Commerce (1P) Marketplaces (3P) SaaS Source: Company Business Plan, Fact Set. Market data as of Jun-2021. Note: All financials calendared to YE 30-Sep. Pro-forma including full year WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. (1) SSU CAGR FY 2021E – FY 2025E to reflect long-term growth rates. 36 SIGNA SPORTS UNITED

14.4x 6.7x 3.1x 1.6x SSU E-Commerce (1P) Marketplaces (3P) SaaS 0.46x 0.20x 0.11x 0.07x SSU E-Commerce (1P) Marketplaces (3P) SaaS 9.0x 19.7x 7.6x 4.5x SSU E-Commerce (1P) Marketplaces (3P) SaaS Source: Company Business Plan, Fact Set. Market data as of Jun-2021. Note: All financials calendared to YE 30-Sep. Pro-forma including full year WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. (1) Growth adjusted revenue multiples calculated as FV / Revenue 2022E multiple divided by (2020-2022E Revenue CAGR x 100). 37

Leading pure-play sports e-commerce & technology platform Playing in the fastest growing sports categories in $1.1TN market Very strong vertical specific expertise and assortment Scalable technology platform with compounding data advantage Strong growth, proven unit economics and expanding margins Multiple vectors to accelerate growth and value creation Dynamic management team with committed long-term shareholders Source: Company information, third-party research. 38 SIGNA SPORTS UNITED

APPENDIX 39

Stephan Thomas Philipp Alex Stefanie Simone Droit Zell Neumann Roster Johnstone Kneepan Kerrey Schindler CEO CTO CSO CFO Finance Director Chief of Staff Chief People Officer Christian Sasha Hans Olivier Dominic Philipp Tillman Mile Beyer Dorman Rocha Hoffmann Marcher Wink Founder & MD MD MD Founder & MD MD MD General Counsel Source: Company information. 40

• Key peer set with similar business • Marketplaces operating via • Leaders in plug & play technology model: inventory carrying model transaction fee driven business solutions, platforms and SaaS with similar business dynamics / model represent closest peers to SSU’s financial profile, importance of the • Benefit from network effects, upstream brand.com offering fulfilment / logistics element • expansion into complementary • B2B business model focused on e-E-commerce leaders within their services commerce solutions for brands & respective categories with strong • Some of the peers operate at far merchants first mover position larger scale and focused on • Large TAM with ample • Exposure to similar secular trends building ecosystems opportunities for monetisation • Mostly vertically specialized • Slightly different financial profile financial with • Attractive profile • Some players operate in different with typically higher profitability high growth and profitability geographies and have different • Similar to SSU connected retail further de-risked by contractual inventory management offering nature of business Source: Company information. 41

2020-2022E 2022E Gross Margin 2022E EBITDA Margin Revenue CAGR 25%(1) 36% 37—39%+ Long-Term Target 5% 12—15% Long-Term Target Median: 25%    Median: 44% Median: 5% 28% 16% — 33% 45% 10% 27% 23% 3% (1P) 26% 27% 3% Commerce 24% 46% 7% E—43% 7% 25% 18% 45% 4% 22% 54% 12% Median: 34% Median: 55% Median: 30%    64% 43% --34% 47% 5% (3P) 34% 63% — Marketplaces 32% 74% 30% 28% — 40% Median: 28% Median: 74% Median: 10%    34% 83% 13% 28% 62% 10% SaaS 27% 78% --71% 6% 19% Source: Citi, company business plan, Fact Set. Market data as of Jun-2021. Note: All financials calendared to YE 30-Sep. Pro-forma including full year WCRC, Midwest Sports and Tennis Express. WCRC subject to close concurrently with the SPAC transaction. Tennis Express subject to close in Q4 2021. Midwest Sports closed on 30-Apr-21. See also Disclaimer – Preliminary Financial Information. (1) SSU CAGR FY 2021E – FY 2025E to reflect long-term growth rates. 42

Firm Value / Firm Value / Firm Value / Firm Value 2022E Revenue 2022E Growth Adj. Revenue 2022E Gross Profit Median: 3.1x Median: 0.11x Median: 7.6x $3,836m 1.5x 0.05x 8.9x    $11,753m 3.1x 0.10x 6.9x    $3,343m 1.9x 0.07x 8.3x    $33,880m 3.3x 0.13x 12.2x    Commerce(1P) $2,630m 3.2x 0.13x 7.0x    - E $30,542m 2.1x 0.09x 4.9x $7,843m 3.1x 0.18x 6.9x $3,979m 4.5x 0.20x 8.4x    Median: 6.7x Median: 0.20x Median: 9.0x $9,713m 2.8x 6.5x    0.04x    $18,282m 6.7x 0.20x 14.3x    $1,783m (3P) 3.3x 0.10x 5.2x    replaces $22,659m 8.7x 0.27x 11.6x    Mar $17,727m 10.9x 0.39x — Median: 14.4x Median: 0.46x Median: 19.7x $24,797m 16.6x 0.49x 20.0x    $18,564m 12.1x 0.43x 19.4x SaaS $4,787m 20.8x 26.6x    0.76x    $5,201m 8.1x 0.42x 11.4x    Source: Citi, company business plan, Fact Set. Market data as of Jun-2021. Note: All financials calendared to YE 30-Sep. 43

SSU STANDALONE ADJUSTED EBITDA RECONCILIATION

SIGNA SPORTS UNITED

ADJUSTED EBITDA RECONCILIATION

EUR million	FY 2019A	FY 2020A
Loss for the period	**(35.9)**	**(25.7)**
(+) Results from investments accounted for at equity	0.0	0.7
(+) Finance costs	7.4	8.7
(-) Finance income	(0.2)	(0.2)
(+) Depreciation and Amortization	21.0	25.6
(-) Income tax benefits	(3.6)	(1.9)
EBITDA	**(11.3)**	**7.2**
Adjustments to Adjusted EBITDA:		
(+) Transaction related charges 1	0.8	0.4
(+) Reorganization and restructuring costs 2	0.7	3.2
(+) Extraordinary consulting fees 3	4.8	1.3
(+) Share-based compensation 4	0.1	0.1
(+) Ramp-up cost 5	2.8	0.8
(+) Other material one-time items 6	1.2	2.5
Adjusted EBITDA	**(1.0)**	**15.5**
Implied Adj. EBITDA Margin (%)	*(0.2%)*	*2.2%*

1. Transaction costs from qualifying acquisition transactions or subsequent integration related project costs directly associated with an acquired business
2. Fees and costs associated with various internal reorganization and restructuring initiatives
3. Consulting costs incurred in connection with transactions. These include expenses for legal advice regarding employment contracts as well as headhunter costs
4. Represents non-cash share-based compensation expenses related to option awards to employees and executives
5. Include expenses from the expansion into and development of new markets
6. Represents one-time items which are not assigned to the continuous operating business

Source: Company information.
Note: SSU financial year end as of 30-Sep.

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SIGNA SPORTS UNITED

THANK YOU 45